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                                                                   EXHIBIT 10.19
                                  GALAGEN INC.

               ANNUAL SHORT TERM INCENTIVE CASH COMPENSATION PLAN



I.   OBJECTIVE
     -    Attract and retain high caliber employees
     -    Foster incentive and reward performance
     -    Support corporate goals


II.  ELIGIBILITY
     All employees are eligible.


III. FUNDING
     Bonus pool will be funded based on the Company's attainment of the Board approved 1997 milestones.


IV.  BONUS POOL CALCULATION
     Bonus pool will be calculated based on the consolidated achievement of the Company's goals. This bonus pool will be calculated based on a percentage of the total annualized base salaries of the participants of the Plan according to the following formula:


               CONSOLIDATED                        BONUS POOL AS PERCENT OF
               ACHIEVEMENT                           TOTAL ANNUALIZED BASE
             OF COMPANY GOALS                               SALARIES
           -------------------                     --------------------------
              Less than 90%                            Determined by Board
                   90%                                         12%
                   95%                                         15%
                  100%                                         20%
                  105%                                         22%
                  110%                                         25%
                Over 110%                              Determined by Board

V.   BONUS TARGETS
     Bonus Targets (as a percentage of individual's base pay) will be based on their position and level of responsibility in the Company.

           LEVEL                                MAXIMUM TARGET
           ---------------------------------------------------
           Officer (excluding CEO)                       45%
           Director/Manager                              15%
           Professional                                  10%
           Administrative/Specialist                      5%

VI.  CALCULATION OF INDIVIDUAL BONUSES
     Bonus payouts will be calculated using performance measurements which are weighted according to position and responsibility in the Company, and relate to achieved personal objectives and management discretion. The overall objective is to reward superior performance.


VII. RETIREMENT, DISABILITY OR DEATH
     A participant whose employment is terminated during the year for reasons of retirement, disability or death will be entitled to a prorated bonus under this Plan.



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VIII. OTHER TERMINATIONS
      A participant whose employment is terminated during the year for any reason other than retirement, disability or death will not be entitled to a bonus under this Plan. Participants must be actively employed on the last day of the year to receive an award. No prorated awards will be made.

IX.   ADMINISTRATION
      The Compensation Committee of the Board of Directors shall have the full power, authority, and discretion to interpret this Plan and may establish such rules, regulations, procedures and guidelines as it deems necessary for its administration.

X.    AMENDMENT AND TERMINATION
      The Board of Directors may amend, modify or terminate the Plan, in whole or in part, at any time. No payment of any bonus at any time under this Plan may be considered as fixed, earned or accrued until actual payment is made.

XI.   MITIGATING FACTORS
      The Compensation Committee of the Board of Directors may decide at its discretion, whether and to what extent non-controllable mitigating factors, favorable or unfavorable, (e.g. economic conditions, embargoes, business "windfalls", ability of company to pay, etc.) will be considered in the evaluation process and bonus pool calculation. Any exceptions to regular pool funding calculations must be approved by the Board of Directors. The Board of Directors may at its discretion direct that awards be made in forms other than cash, such as stock options at fair market value.